Webb & Company, P.A.
Certified Pubic Accountants



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated June 2, 2004 relating to the financial statements of Atlantic Security Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ Webb & Comppany, P.A.
-------------------------
Webb & Company, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 21, 2005



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           1501 Corporate Drive, Suite 290 * Boynton Beach, FL  33426
               Telephone: (561) 752-1721 * Fax: (561) 734-8562